UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/01/2012

CDI Corp.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor

Philadelphia, PA 19103-2768

(Address of principal executive offices, including zip code)

(215) 569-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2012 CASH INCENTIVE COMPENSATION PROGRAM FOR EXECUTIVE OFFICERS

On March 1, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of CDI Corp. (“CDI” or the “Company”) approved the components of the 2012 cash incentive compensation program and the target level of cash incentive compensation for each of the Company’s executive officers. The target amount of incentive compensation, which would be payable if 100% of the goals are met, is based on a percentage of the executive’s base salary (100% of salary for Paulett Eberhart, 70% for Robert Larney, Philip Clark and Robert Giorgio, and 60% for Brian Short).

The executives’ 2012 cash incentive compensation will be based 85% on the achievement of CDI financial and strategic objectives and 15% on the achievement of individualized objectives for each executive. The portion allocated to the achievement of financial objectives will be based on CDI’s operating profit, revenue and return on net assets (RONA) in 2012. Mr. Giorgio’s 2012 cash incentive compensation will also be based on the business unit he leads, Global Engineering and Technology Solutions (GETS). The portion based on the achievement of financial and strategic objectives is weighted 60% on the results of GETS and 40% on the results of CDI as a whole. The applicable financial metrics are 2012 operating profit, revenue and RONA.

The maximum payout is 200% of the target bonus amount for each executive. Notwithstanding the foregoing, if the Company achieves less than 60% of its operating profit target, the maximum payout to each executive is 25% of his or her target level of cash incentive compensation.

2012 GRANTS OF EQUITY AWARDS

On March 1, 2012, the Committee approved the following grants of equity awards to executive officers:

	Stock Options	Time- Vested Deferred Stock	Performance Units
Paulett Eberhart	97,301	33,593	33,593
Robert Larney	29,818	10,295	10,295
Philip Clark	29,818	10,295	10,295
Brian Short	16,478	5,689	5,689

The 2012 equity awards for Robert Giorgio are governed by the terms of his Employment Agreement dated February 15, 2009 (Exhibit 10.1 to the Company’s Form 10-Q filed on August 5, 2011) which provides for TVDS and performance share awards with specific terms.

Attached as Exhibits 10.1, 10.2 and 10.3 are the forms of grant agreements for the equity awards in the table above.

The stock options (a) have an exercise price equal to the fair market value of CDI common stock at the close of business on the date of grant ($15.38 per share), (b) vest one-third on each of the first three anniversaries of the date of grant, and (c) have a 7-year term.

Shares of TVDS vest one-third on each of the first three anniversaries of the date of the award (except that, pursuant to Mr. Giorgio’s Employment Agreement, his TVDS award vests one-third on the first anniversary of the date of the award and two-thirds on the second anniversary of the date of the award). Upon vesting, each share of TVDS is converted into one share of CDI common stock.

The awards of Performance Units in the table above entitle each recipient to earn shares of CDI common stock based on the Company’s achievement of financial objectives over a three-year period beginning on January 1, 2012. The applicable financial metrics are CDI’s cumulative earnings per share, cumulative revenue and average operating profit margin during the three-year performance period. The maximum number of shares which the executives can earn equals 150% of the target number of shares.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1 - Form of Non-Qualified Option Agreement

Exhibit 10.2 - Form of Time-Vested Deferred Stock Agreement

Exhibit 10.3 - Form of Performance Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: March 07, 2012	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer and General Counsel